Exhibit 10.4

AMENDED AND RESTATED WARRANT
TO PURCHASE SHARES OF COMMON STOCK
OF
CUBIC ENERGY, INC.

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), NOR HAS IT BEEN APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE.  NEITHER THIS WARRANT NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD, MORTGAGED, PLEDGED, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. 2007-1A	Warrant to Purchase 2,500,000 Shares
Originally issued: March 5, 2007	of Common Stock, $0.05 Par Value Per Share
Amended and Restated: December 18, 2009

AMENDED AND RESTATED WARRANT TO PURCHASE COMMON STOCK
of
CUBIC ENERGY, INC.,
a Texas corporation
Void after the date set forth in the first paragraph hereof

This certifies that, for value received, Wells Fargo Energy Capital, Inc., a Texas corporation, or its registered assigns (“Holder”) is entitled, subject to the terms set forth below, to purchase from Cubic Energy, Inc., a Texas corporation (the “Company”), 2,500,000 shares of Common Stock, $0.05 par value per share, of the Company (such class of stock being referred to herein as “Common Stock”), as constituted on March 5, 2007 (the “Issue Date”), upon compliance with the exercise provisions set forth in Section 1 hereof, at the price of $0.9911 per share (the “Exercise Price”).  This Warrant must be exercised, if at all, prior to 5:00 p.m., Dallas, Texas time on December 1, 2014.  The shares of Common Stock issued or issuable upon exercise of this Warrant are sometimes referred to as the “Warrant Shares.”  The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

This Amendment and Restated Warrant to Purchase Common Stock of Cubic Energy, Inc. amends and restated that certain Warrant to Purchase Common Stock of Cubic Energy, Inc., No. 2007-1, dated March 5, 2007.

Section 1.              Exercise of Warrant.

(a)                                  This Warrant may be exercised at any time or from time to time, on any business day, for all or part of the full number of Warrant Shares during the period of time described above, by (i) delivery of a written notice, in the form of the subscription notice attached hereto or a reasonable facsimile thereof (the “Exercise Notice”), to the Company, of Holder’s election to exercise all or a portion of this Warrant, specifying the number of Warrant Shares to be purchased, (ii) (A) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or delivery of a certified check or bank draft payable to the order of the Company or wire transfer of immediately available funds or (B) notification to the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(b) of this Warrant), and (iii) the surrender of this Warrant to a common carrier for overnight delivery to the Company on the date the Exercise Notice is delivered to the Company (or evidence of lost Warrant, in accordance with Section 7).  No other form of consideration shall be acceptable for the exercise of this Warrant.  A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of delivery of the Exercise Notice, this Warrant and either the Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 1(b) of this Warrant.  The person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on such date.  As soon as practicable on or after such date, and in any event within 10 days thereof, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Common Stock issuable upon such exercise.  Upon any partial exercise, the Company will issue and deliver to Holder a new Warrant with respect to the Warrant Shares not previously purchased.  No fractional shares of Common Stock shall be issued upon exercise of a Warrant.  In lieu of any fractional share to which Holder would be entitled upon exercise, the Company shall pay cash equal to the product of such fraction multiplied by the then Market Price (defined below) of one share of Common Stock, as determined in good faith by the Company.

(b)                                 Notwithstanding anything contained herein to the contrary, Holder may, at its election exercised in its sole discretion, exercise this Warrant as to all or a portion of the Warrant Shares and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =  A x (B - C)
                                  B

For purposes of the foregoing formula:

A=                              the total number of shares with respect to which this Warrant is then being exercised.

B=                                the Market Price of the Common Stock on the trading day immediately preceding the date of the Exercise Notice.

C=                                the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

“Market Price” on any date specified herein, means the amount per share of the Common Stock, equal to (a) the last sale price of such Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange but is traded in an over-the-counter market, the last trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date, the average of the closing bid and asked prices of the Common Stock on such date as shown by the automated quotation system or over-the-counter market, or (d) if such Common Stock is not then listed or admitted to trading on any national exchange or quoted in an over-the-counter market, the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 20 days of the date as of which the determination is to be made.

Section 2.              Payment of Taxes.  All shares of Common Stock issued upon the exercise of a Warrant shall be duly authorized, validly issued and outstanding, fully paid and non-assessable.  Holder shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof and any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered Holder of the Warrant surrendered in connection with the purchase of such shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company’s satisfaction that no tax or other charge is due.

Section 3.              Transfer and Exchange.

Subject to the restrictions set forth in Section 10(a)(iv), this Warrant and all rights hereunder are transferable, in whole or in part.  This Warrant is transferable on the books of the Company maintained for such purpose at its principal office by Holder in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer.  Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable and that when this Warrant shall have been so endorsed, the Holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered Holder hereof as the owner for all purposes.

Section 4.              Certain Adjustments.

(a)           In order to prevent dilution of the rights granted hereunder, from and after December 18, 2009, the Exercise Price shall be subject to adjustment from time to time in accordance with this Section 4.  For purposes of this Section 4, the term “Number of Common Shares Deemed Outstanding” at any given time shall mean the number of shares of Common Stock outstanding at such time on a fully diluted basis, including all options, warrants and securities convertible into or exchangeable for shares of Common Stock and, without duplication, the number of shares of the Common Stock deemed to be outstanding under paragraphs 4(b)(1) to (10), inclusive, at such time, but excluding the issuance of (i) up to 3,750,000 shares of Common Stock (as adjusted for stock splits, reverse stock splits and stock dividends) or grants of options to acquire shares of Common Stock issued or granted as equity-based compensation to certain of the Company’s directors, executive officers or employees under the Company’s Director and Officer Compensation Plan approved by its shareholders on December 29, 2005 (the “Plan”) and (ii) up to an additional 2,000,000 shares of Common Stock (as adjusted for stock splits, reverse stock splits and stock dividends) or grants of options to acquire shares of Common Stock issued or granted as equity-based compensation to certain of the Company’s directors, executive officers or employees pursuant to an increase in the number of shares subject to the Plan or otherwise.  Notwithstanding anything herein to the contrary, the Exercise Price shall not be subject to adjustment as a result of the consummation of the transactions described in the Company’s Current Report on Form  8-K filed with the Securities and Exchange Commission on December 1, 2009, including any conversion of shares of preferred stock that may be issued in connection therewith.

(b)           Except as provided in Section 4(c), 4(d) or 4(e) hereof, if and whenever after the date hereof the Company shall issue or sell, or shall in accordance with paragraphs 4(b)(1) to (10), inclusive, be deemed to have issued or sold any shares of its Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale (the “Triggering Transaction”), the Exercise Price shall, subject to paragraphs (1) to (10) of this Section 4(b), be reduced to an adjusted Exercise Price (calculated to the nearest hundredth of a cent) determined by multiplying the Exercise Price immediately preceding the new share issuance by a fraction:

(i)            the numerator of which shall be an amount equal to the sum of (x) the product of the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction multiplied by the prior Exercise Price, as previously adjusted, plus (y) the consideration, if any, received by the Company upon consummation of the Triggering Transaction; and

(ii)           the denominator of which shall be the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction plus (y) the number of shares of Common Stock issued (or deemed to be issued in accordance with paragraphs 4(b)(1) to (10)) in connection with the Triggering Transaction.

For purposes of determining the adjusted Exercise Price under this Section 4(b), the following paragraphs (1) to (10), inclusive, shall be applicable:

(1)           In case the Company at any time shall in any manner (A) grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock, (such rights or options being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, other than Options (and the securities issued in exercise thereof) with respect to the 3,750,000 shares of Common Stock (as adjusted for stock splits, reverse stock splits and stock dividends) issuable under the Plan or the additional 2,000,000 shares of Common Stock described in Section 4(a)(ii), and (B) the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Company for such price per share.  No additional adjustment of the Exercise Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in paragraph (3) below.

(2)           In case the Company at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Company for such price per share.  No additional adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in paragraph (3) below.

(3)           If the purchase price provided for in any Options referred to in paragraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraphs (1) or (2), or the rate at which any Convertible Securities referred to in paragraphs (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in Section 4), the Exercise Price in effect at the time of such change shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(4)           On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities described in paragraphs (1), (2) or (3), the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(5)           In case any Options shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

(6)           In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor.  In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board of Directors.  In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be as determined in good faith by the Board of Directors.

(7)           The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this Section 4(b).

(8)           In case the Company shall declare a dividend or make any other distribution upon the stock of the Company payable in Options or Convertible Securities, then in such case any Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(9)           For purposes of this Section 4(b), in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

(10)         Notwithstanding anything herein to the contrary, any grants of Common Stock, Options, appreciation or other rights under the Plan, or the additional 2,000,000 shares of Common Stock described in Section 4(a)(ii), or the exercise of such Options or rights prior to or after the Issue Date shall not be considered for purposes of making the adjustments to the Exercise Price provided in this Section 4(b).

(c)                                  In the event the Company shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as “Liquidating Dividends”), then, as soon as possible after the exercise of this Warrant, the Company shall pay to the person converting this Warrant an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends to which such holder would have been entitled if such holder had converted this Warrant to Common Stock prior to the declaration of the Liquidating Dividends, at the then applicable Exercise Price.  For the purposes of this Section 4(c), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors.

(d)                                 In case the Company shall at any time (i) subdivide the outstanding Common Stock or (ii) issue a dividend on its outstanding Common Stock payable in shares of Common Stock, the number of shares of Common Stock issuable upon exercise of the Warrant shall be proportionately increased by the same ratio as the subdivision or dividend (with appropriate adjustments to the Exercise Price in effect immediately prior to such subdivision or dividend).  In case the Company shall at any time combine its outstanding Common Stock, the number of shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate adjustments to the Exercise Price in effect immediately prior to such combination).

(e)                                  If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of this Warrant shall have the right to acquire and receive upon exercise of the Warrant such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon exercise of the Warrant at the relevant Exercise Price then in effect.  The Company will not effect any such consolidation, merger or sale, unless prior to or contemporaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the Company purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Warrant at the last address of each such holder appearing on the books of the Company, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

(f)                                    In the event that:

(1)           The Company shall declare any cash dividend upon its Common Stock, or

(2)           The Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

(3)           The Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

(4)           there shall be any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or

(5)           there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in connection with such event, the Company shall give to the holders of this Warrant:

(i)            at least twenty (20) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

(ii)           in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place.

Notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the record date on which the holders of Common Stock shall be entitled thereto, and notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.  Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of this Warrant at the address of each such holder as shown on the books of the Company.

(g)                                 If at any time or from time to time after the date hereof the Company shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock and such grants, issuances or sales do not result in an adjustment of the Exercise Price under Section 4(b) hereof, then each holder of a Warrant shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under Section 4(g)) upon the terms applicable to such Purchase Rights either:

(i)            the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon exercise of the Warrant immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the holders of the Warrants as soon as possible and it shall not be necessary for the exercising holder of the Warrants specifically to request delivery of such rights; or

(ii)           in the event that any such Purchase Rights shall have expired or shall expire prior to the end of the 30-day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Company granted, issued or sold such expired Purchase Rights.

(h)                                 If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to any of the provisions of this Section 4 except in the case of a combination of shares of a type contemplated in Section 4(d) hereof and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 4(d) hereof.

Section 5.              Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.

If the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation or entity (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the shares of Common Stock of the Company) or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation or other entity (such successor or acquiring corporation or entity, an “Acquiring Entity”), and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, common shares of the Acquiring Entity, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common shares of the Acquiring Entity (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder of this Warrant shall have the right thereafter to receive in lieu of the Common Stock described in Section 1, the number of shares of common stock of the Acquiring Entity or Common Stock of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock that the Holder of this Warrant would have owned or been entitled to receive had Common Stock been issued to such Holder under Section 1 on full exercise of this Warrant immediately prior to such event.  In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the Acquiring Entity (if other than the Company) shall expressly assume all the obligations and liabilities of the Company hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the board of directors of the Company) in order to provide for adjustments of shares of Common Stock issuable under Section 1 which shall be as nearly equivalent as practicable to the adjustments provided for in Section 4.  For purposes of this Section 5, “common shares of the Acquiring Entity” shall include shares or other ownership interests of such Acquiring Entity of any class which is not preferred as to dividends or assets over any other class of stock or other ownership interests of such Acquiring Entity and which is not subject to redemption and shall also include any evidences of indebtedness, shares or other securities which are convertible into or exchangeable for any such shares or other ownership interests, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock or other ownership interests.  The foregoing provisions of this Section 5 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations, spin-offs, or dispositions of assets.

Section 6.              Certain Notices, Etc.

Whenever the Exercise Price shall be adjusted as provided in Section 4 hereof, the Company shall forthwith file at each office designated for the exercise of Warrants, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment and the Exercise Price that will be effective after such adjustment.  The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of a Warrant at his or its address appearing on the stock register.  If such notice relates to an adjustment resulting from an event referred to in Section 4(f) hereof, such notice shall be included as part of the notice required to be mailed and published under the provisions of Section 4(f) hereof.

Section 7.              Loss or Mutilation.

Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of loss, theft or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor; provided however, if the Holder is other than Wells Fargo Energy Capital, Inc., Wells Fargo & Co. or any direct or indirect subsidiary of Wells Fargo & Co., the Company may require the Holder to furnish a customary bond in the event of the replacement of a lost Warrant.

Section 8.              Reservation of Common Stock.

The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect exercise of the Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect such exercise, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.  Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value of the shares of Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted exercise price.

Section 9.              Notices of Record Date.

In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation (other than a merger of a wholly owned subsidiary into the Company), or any transfer of all or substantially all of the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall provide to the Holder, at least twenty (20) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

Section 10.            Investment Representation and Restriction on Transfer.

(a)          Securities Law Requirements.

(i)            By its acceptance of this Warrant, Holder hereby represents and warrants to the Company that this Warrant and the Warrant Shares will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participations in or otherwise distributing the same.  By acceptance of this Warrant, Holder further represents and warrants that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any person, with respect to this Warrant or the Warrant Shares.

(ii)           By its acceptance of this Warrant, Holder understands that this Warrant is not, and the Warrant Shares will not be, registered under the Securities Act of 1933 (the “Securities Act”), on the basis that the issuance of this Warrant and the Warrant Shares are exempt from registration under the Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on Holder’s representations and warranties set forth herein.

(iii)          By its acceptance of this Warrant, Holder understands that the Warrant and the Warrant Shares may not be sold, transferred, or otherwise disposed of without registration under the Act, or an exemption therefrom, and that in the absence of an effective registration statement covering the Warrant and the Warrant Shares or an available exemption from registration under the Securities Act, the Warrant and the Warrant Shares must be held indefinitely.  In particular, Holder is aware that the Warrant and the Warrant Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 applicable to Holder are satisfied.  Among the conditions for use of Rule 144 in certain instances are the availability of current information about the Company to the public, prescribed holding periods which will commence only upon Holder’s payment for the securities being sold, manner of sale restrictions, volume limitations and certain other restrictions.  By its acceptance of this Warrant, Holder represents and warrants that, in the absence of an effective registration statement covering the Warrant or the Warrant Shares, it will sell, transfer or otherwise dispose of the Warrant and the Warrant Shares only in a manner consistent with its representations and warranties set forth herein and then only in accordance with the provisions of Section 10(a)(iv).

(iv)          By its acceptance of this Warrant, Holder agrees that in no event will it transfer or dispose of any of the Warrants or the Warrant Shares other than pursuant to an effective registration statement under the Securities Act, unless and until (i) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition and adequate assurance that the transferee is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and (ii) if requested by the Company, at the expense of the Holder or transferee, it shall have furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that (A) such transfer may be made without registration under the Act and (B) such transfer or disposition will not cause the termination or the non-applicability of any exemption to the registration and prospectus delivery requirements of the Securities Act or to the qualification or registration requirements of the securities laws of any other jurisdiction on which the Company relied in issuing the Warrant or the Warrant Shares; provided, however, no legal opinion shall be required for any transfer of this Warrant to Wells Fargo & Co., any of its direct or indirect subsidiaries or any investor that is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

(v)           Holder represents and warrants that it is an “accredited investor.”

(b)          Legends; Stop Transfer.

(i)            All certificates evidencing the Warrant Shares shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAWS.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND CONTENT TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

(ii)           The certificates evidencing the Warrant Shares shall also bear any legend required by any applicable state securities law.

(iii)          In addition, the Company shall make, or cause its transfer agent to make, a notation regarding the transfer restrictions of the Warrant and the Warrant Shares in its stock books, and the Warrant and the Warrant Shares shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the Securities Act covering the same or pursuant to and in compliance with the provisions of Section 4 and Section 10(a)(iv).

Section 11.            Company Indemnification.

The Company shall indemnify and hold harmless the Holder, and its respective officers, directors, employees, agents, representatives and affiliates (collectively “Indemnitees”) from and against any and all expenses, claims, charges, losses, damages, fines or penalties, including without limitation reasonable attorneys’ fees incurred in defending or resisting any claims, actions or proceedings or in enforcing this indemnity (hereinafter “Damages”), that an Indemnitee may suffer, sustain, incur or become subject to, whether directly or indirectly, arising out of, based upon, or resulting from any violation or inaccuracy of any representations, warranties, obligations or covenants of the Company set forth in this Warrant other than with respect to Damages resulting from the Holder’s own gross negligence or willful misconduct.

Section 12.            Notices.

All notices and other communications from the Company to the Holder of this Warrant shall be mailed by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail.

Section 13.            Change; Waiver.

Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

Section 14.            Headings.

The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

Section 15.            Governing Law.

This Warrant shall be construed and enforced in accordance with and governed by the internal laws, and not the law of conflicts, of the State of Texas.

* * * * * * * * * * * * * * * * * * * * * * * *

CUBIC ENERGY, INC., a Texas corporation

By:
Name:	Calvin Wallen, III
Title:	Chief Executive Officer

ACKNOWLEDGEMENT

The undersigned Wells Fargo Energy Capital, Inc. acknowledges delivery of the foregoing Amended and Restated Warrant to Purchase Common Stock of Cubic Energy, Inc. (No. 2007-1A), dated December 18, 2009, executed by Cubic Energy, Inc. and agrees that this instrument is give in substitution and replacement for that certain Warrant to Purchase Common Stock of Cubic Energy, Inc. (No. 2007-1), dated March 5, 2007.

WELLS FARGO ENERGY CAPITAL, INC.

By:
Gary Milavec, Senior Vice President
December 18, 2009

SUBSCRIPTION NOTICE
(To be executed only upon exercise of Warrant)

The undersigned, registered owner of this Warrant, irrevocably exercises this Warrant and purchases                          of the number of shares of Common Stock, $0.05 par value per share (“Warrant Shares”), of Cubic Energy, Inc., a Texas corporation (the “Company”), purchasable with the attached Warrant (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.             Form of Exercise Price:  Holder intends that payment of the Exercise Price shall be made as:

“Cash Exercise” with respect to                  Warrant Shares; and/or

“Cashless Exercise” with respect to                  Warrant Shares (to the extent permitted by the terms of the Warrant)

2.             Payment of Exercise Price:  In the event that Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, Holder shall pay the sum of $                                 to the Company in accordance with the terms of the Warrant.

DATED:

(Signature of Holder)

(Street Address)

(City) (State) (Zip)

FORM OF ASSIGNMENT

FOR VALUE RECEIVED the undersigned, registered owner of this Warrant, hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock, $0.05 par value per share, set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint                                                                                                                                                       Attorney to make such transfer on the books of Cubic Energy, Inc., a Texas corporation, maintained for the purpose, with full power of substitution in the premises.

DATED:

(Signature)

(Witness)